As filed with the Securities and Exchange Commission on November 14, 1996

                                     Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                          BEACON PROPERTIES CORPORATION
             (Exact name of registrant as specified in its charter)

          Maryland                                               04-3224258
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                 50 Rowes Wharf
                           Boston, Massachusetts 02110
                                 (617) 330-1400
          (Address and Telephone Number of Principal Executive Offices)

                                Alan M. Leventhal
                      President and Chief Executive Officer
                          Beacon Properties Corporation
                                 50 Rowes Wharf
                           Boston, Massachusetts 02110
                                 (617) 330-1400
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                              --------------------

                                    copy to:
                             Gilbert G. Menna, P.C.
                            Kathryn I. Murtagh, Esq.
                          Goodwin, Procter & Hoar, LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1433
                              --------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| No. 333-2544

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                                          CALCULATION OF REGISTRATION FEE

=================================================================================================================================
 Title of Securities Being          Amount to be         Maximum Offering Price        Maximum Aggregate            Amount of
         Registered                  Registered                 Per Share                Offering Price         Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
        Common Stock                 2,277,879                   $30.75                   $70,044,780              $21,225.70
=================================================================================================================================


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement filed by Beacon Properties Corporation with the Securities and Exchange Commission (File No. 333-2544) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 14th day of November, 1996.

                                      BEACON PROPERTIES CORPORATION

                                      By:  /s/ Alan M. Leventhal
                                           ------------------------------------
                                           Alan M. Leventhal
                                           President and Chief Executive Officer


         sign Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been ed below by the following persons in the capacities and on the date indicated.


         Signature                               Capacity                               Date
         ---------                               --------                               ----
      /s/ Alan M. Leventhal
      ----------------------------             President, Chief Executive          November 14, 1996
      Alan M. Leventhal                        Officer and Director
                                               (Principal Executive
                                               Officer)

      /s/ Edwin N. Sidman
      ----------------------------             Chairman of the Board               November 14, 1996
      Edwin N. Sidman                          of Directors

      /s/ Robert J. Perriello                  Senior Vice President and           November 14, 1996
      Robert J. Perriello                      Chief Financial Officer
                                               (Principal Financial Officer
                                               and Accounting Officer)

      /s/ Norman B. Leventhal
      ----------------------------             Director                            November 14, 1996
      Norman B. Leventhal


      ----------------------------             Director
      Graham O. Harrison

      /s/ William F. McCall, Jr.
      ----------------------------             Director                            November 14, 1996
      William F. McCall, Jr.

      /s/ Steven Shulman
      ----------------------------             Director                            November 14, 1996
      Steven Shulman


      ----------------------------             Director
      Scott M. Sperling


                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                           Description
----------                            -----------
    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered.

    8.1 Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.

   23.1             Consent of Coopers & Lybrand L.L.P., Independent
                    Accountants.

   23.2             Consent of Goodwin, Procter & Hoar LLP (included in
                    Exhibit 5.1 hereto).